UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective as of December 16, 2005, Getty Images (US) Inc. (“Getty”) has terminated that certain Consignment and Licensing Agreement, dated as of November 20, 2002, by and between PictureArts Corporation, an indirect wholly-owned subsidiary of Jupitermedia Corporation (“PictureArts”) and Getty, as amended (the “Agreement”). The Agreement has been terminated by Getty pursuant to a voluntary termination provision that permits either party to terminate the agreement without cause upon 120 days’ prior written notice. The Agreement currently grants Getty a non-exclusive license to distribute certain of PictureArt’s images and the right to act as a distributor and marketer of certain of PictureArt’s images to Getty’s customers through its wholly-owned offices and online distribution channels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By	/s/ Christopher S. Cardell
Christopher S. Cardell
President and Chief Operating Officer

Date: August 24, 2005